Exhibit 99.1

Proto Labs Reports Financial Results for the Second Quarter 2016

Quarterly Revenue Increases 17 Percent Year over Year to Record $75.0 Million

MAPLE PLAIN, Minn. – July 28, 2016 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights include:

●

Revenue for the second quarter of 2016 was $75.0 million, 17 percent above revenue of $64.0 million in the second quarter of 2015. Alphaform, the German company acquired in the fourth quarter of 2015, contributed $4.8 million in revenue in the second quarter. Excluding this contribution, legacy revenue totaled $70.2 million, an increase of 10 percent compared with the second quarter of 2015.

●

Revenue from 3D printing totaled $9.1 million. Excluding Alphaform’s $2.1 million in 3D printing revenue, legacy 3D printing revenue was $7.0 million, an increase of 29 percent from the 2015 second quarter.

●	The number of unique product developers and engineers served increased 14 percent to 13,519 from 11,822 in the second quarter of 2015.

●

Net income for the second quarter of 2016 was $10.7 million, or $0.40 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, nonrecurring expenses and unrealized foreign currency gains, was $12.0 million, or $0.45 per diluted share. See “Non-GAAP Financial Measures” below.

“Revenue growth was solid in the second quarter, driven by continued strong growth in 3D printing, strength in our European markets, and the contribution from Alphaform,” said Vicki Holt, President and Chief Executive Officer. “We were also pleased with the legacy growth in Europe in the quarter, which grew 24 percent and we saw an improved performance in Japan with a revenue increase of 46 percent year over year. In the Americas, we experienced slower than expected growth in injection molding and CNC machining. This was primarily due to a slowdown in the US industrial economy as well as attrition in sales leadership.

“During the quarter, we improved our gross margins in both our legacy operations as well as in our Alphaform business. We are also beginning to see traction from our expanded sales and marketing efforts of 3D printing in Europe and anticipate this business will continue to grow throughout the year.”

Additional Second Quarter 2016 Highlights include:

●

Gross margin was 56.4 percent of revenue for the second quarter compared with 58.7 percent for the second quarter of 2015 and 54.6 in the first quarter of 2016. Alphaform had a 310 basis point negative impact on gross margin in the second quarter of 2016.

●

GAAP operating margin was 19.8 percent of revenue during the second quarter of 2016 compared to 27.1 percent for the second quarter of 2015. On a non-GAAP basis, operating margin was 23.6 percent. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the second quarter was $19.9 million. Cash and investments increased $7.1 million during the quarter to $164.3 million at June 30, 2016.

“Over the next several quarters, we will be focused on driving actions to improve our sales performance and efficiency through our operations and we expect to see improvement in sales growth, especially in the Americas, over time. We remain confident in the fundamentals in our business - our market size, differentiated proposition and excellent customer experience.” Ms. Holt concluded.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and legacy revenue excluding the revenue contribution from Alphaform from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized foreign currency activity, impairment on assets and charges related to the exit of facilities (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included a reconciliation of non-GAAP condensed consolidated statement of operations to GAAP condensed consolidated statement of operations. The non-GAAP condensed consolidated statement of operations provides non-GAAP operating income and non-GAAP net income, which are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP operating income and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter financial results today, July 28, 2016 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/dwf9w9tm/lan/en. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57,331	$47,653
Short-term marketable securities	39,216	33,201
Accounts receivable, net	34,486	36,125
Inventory	9,901	9,771
Income taxes receivable	2,005	6,028
Other current assets	5,468	5,224
Total current assets	148,407	138,002

Property and equipment, net	138,685	125,475
Long-term marketable securities	67,730	64,789
Goodwill	28,916	28,916
Other intangible assets, net	2,980	3,337
Other long-term assets	1,305	517
Total assets	$388,023	$361,036

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$11,435	$13,643
Accrued compensation	9,753	9,993
Accrued liabilities and other	2,491	2,626
Total current liabilities	23,679	26,262

Long-term deferred tax liabilities	4,632	4,240
Other long-term liabilities	2,928	2,889

Shareholders' equity	356,784	327,645
Total liabilities and shareholders' equity	$388,023	$361,036

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue
Injection Molding (Protomold)	$44,762	$39,932	$87,931	$77,550
CNC Machining (Firstcut)	19,854	18,585	38,729	34,955
3D Printing (Fineline)	9,099	5,452	18,209	10,000
Other	1,246	-	2,660	-
Total revenue	74,961	63,969	147,529	122,505

Cost of revenue	32,715	26,419	65,629	49,701
Gross profit	42,246	37,550	81,900	72,804

Operating expenses
Marketing and sales	11,453	9,502	22,395	18,356
Research and development	5,816	4,397	11,134	8,711
General and administrative	10,126	6,304	18,377	12,549
Total operating expenses	27,395	20,203	51,906	39,616
Income from operations	14,851	17,347	29,994	33,188
Other income (expense), net	1,092	(36)	1,717	(493)
Income before income taxes	15,943	17,311	31,711	32,695
Provision for income taxes	5,252	5,625	10,358	10,556
Net income	$10,691	$11,686	$21,353	$22,139

Net income per share:
Basic	$0.41	$0.45	$0.81	$0.86
Diluted	$0.40	$0.44	$0.80	$0.84

Shares used to compute net income per share:
Basic	26,368,001	25,921,111	26,295,074	25,885,888
Diluted	26,561,148	26,277,503	26,526,629	26,245,135

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Operating activities
Net income	$21,353	$22,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,147	6,940
Stock-based compensation expense	3,541	2,909
Deferred taxes	403	620
Excess tax benefit from stock-based compensation	(1,916)	(989)
Amortization of held-to-maturity securities	590	632
Loss on impairment of assets	455	-
Other	(1,095)	-
Changes in operating assets and liabilities	5,084	(4,418)
Net cash provided by operating activities	36,562	27,833

Investing activities
Purchases of property and equipment	(22,416)	(15,717)
Purchases of marketable securities	(38,304)	(25,389)
Proceeds from sales and maturities of marketable securities	28,759	24,109
Net cash used in investing activities	(31,961)	(16,997)

Financing activities
Payments on debt	-	(77)
Acquisition-related contingent consideration	(400)	(1,000)
Proceeds from exercises of stock options and other	3,729	2,207
Excess tax benefit from stock-based compensation	1,916	989
Net cash provided by financing activities	5,245	2,119
Effect of exchange rate changes on cash and cash equivalents	(168)	40
Net increase in cash and cash equivalents	9,678	12,995
Cash and cash equivalents, beginning of period	47,653	43,329
Cash and cash equivalents, end of period	$57,331	$56,324

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue
Injection Molding (Protomold)	$44,762	$-	$44,762	$39,932	$-	$39,932
CNC Machining (Firstcut)	19,854	-	19,854	18,585	-	18,585
3D Printing (Fineline)	9,099	-	9,099	5,452	-	5,452
Other	1,246	-	1,246	-	-	-
Total revenue	74,961	-	74,961	63,969	-	63,969

Cost of revenue	32,715	(268)	32,447	26,419	(131)	26,288
Gross profit	42,246	268	42,514	37,550	131	37,681

Operating expenses
Marketing and sales	11,453	(213)	11,240	9,502	(271)	9,231
Research and development	5,816	(480)	5,336	4,397	(336)	4,061
General and administrative	10,126	(1,892)	8,234	6,304	(1,015)	5,289
Total operating expenses	27,395	(2,585)	24,810	20,203	(1,622)	18,581
Income from operations	14,851	2,853	17,704	17,347	1,753	19,100
Other income (expense), net	1,092	(806)	286	(36)	165	129
Income before income taxes	15,943	2,047	17,990	17,311	1,918	19,229
Provision for income taxes	5,252	773	6,025	5,625	574	6,199
Net income	$10,691	$1,274	$11,965	$11,686	$1,344	$13,030

Net income per share:
Basic	$0.41	$0.04	$0.45	$0.45	$0.05	$0.50
Diluted	$0.40	$0.05	$0.45	$0.44	$0.06	$0.50

Shares used to compute net income per share:
Basic	26,368,001	26,368,001	26,368,001	25,921,111	25,921,111	25,921,111
Diluted	26,561,148	26,561,148	26,561,148	26,277,503	26,277,503	26,277,503

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue
Injection Molding (Protomold)	$87,931	$-	$87,931	$77,550	$-	$77,550
CNC Machining (Firstcut)	38,729	-	38,729	34,955	-	34,955
3D Printing (Fineline)	18,209	-	18,209	10,000	-	10,000
Other	2,660	-	2,660	-	-	-
Total revenue	147,529	-	147,529	122,505	-	122,505

Cost of revenue	65,629	(398)	65,231	49,701	(243)	49,458
Gross profit	81,900	398	82,298	72,804	243	73,047

Operating expenses
Marketing and sales	22,395	(491)	21,904	18,356	(507)	17,849
Research and development	11,134	(774)	10,360	8,711	(630)	8,081
General and administrative	18,377	(3,108)	15,269	12,549	(1,902)	10,647
Total operating expenses	51,906	(4,373)	47,533	39,616	(3,039)	36,577
Income from operations	29,994	4,771	34,765	33,188	3,282	36,470
Other income (expense), net	1,717	(1,130)	587	(493)	618	125
Income before income taxes	31,711	3,641	35,352	32,695	3,900	36,595
Provision for income taxes	10,358	1,310	11,668	10,556	1,143	11,699
Net income	$21,353	$2,331	$23,684	$22,139	$2,757	$24,896

Net income per share:
Basic	$0.81	$0.09	$0.90	$0.86	$0.10	$0.96
Diluted	$0.80	$0.09	$0.89	$0.84	$0.11	$0.95

Shares used to compute net income per share:
Basic	26,295,074	26,295,074	26,295,074	25,885,888	25,885,888	25,885,888
Diluted	26,526,629	26,526,629	26,526,629	26,245,135	26,245,135	26,245,135

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, impairment on assets and charges related to the exit of facilities
GAAP net income	$10,691	$11,686	$21,353	$22,139
Add back:
Stock-based compensation expense	1,809	1,567	3,541	2,909
Amortization expense	171	186	357	373
Impairment on assets	455	-	455	-
Facilities-related charges	418	-	418	-
Unrealized (gain) loss on foreign currency	(806)	165	(1,130)	618
Total adjustments	2,047	1,918	3,641	3,900
Income tax benefits on adjustments	(773)	(574)	(1,310)	(1,143)
Non-GAAP net income	$11,965	$13,030	$23,684	$24,896

Non-GAAP net income per share:
Basic	$0.45	$0.50	$0.90	$0.96
Diluted	$0.45	$0.50	$0.89	$0.95

Shares used to compute non-GAAP net income per share:
Basic	26,368,001	25,921,111	26,295,074	25,885,888
Diluted	26,561,148	26,277,503	26,526,629	26,245,135

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			% Change	Six Months Ended			% Change
	June 30,		%	Constant	June 30,		%	Constant
	2016	2015	Change	Currencies[1]	2016	2015	Change	Currencies[1]
Revenues
United States	$55,323	$52,270	5.8%	5.8%	$109,791	$99,699	10.1%	10.1%
Europe	17,277	10,083	71.3%	73.5%	32,907	18,864	74.4%	78.2%
Japan	2,361	1,616	46.1%	29.4%	4,831	3,942	22.6%	13.5%
Total Revenue	$74,961	$63,969	17.2%	17.1%	$147,529	$122,505	20.4%	20.7%

1 Revenue growth for the three- and six-month periods ended June 30, 2016 has been recalculated using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended			% Change	Six Months Ended			% Change
	June 30,		%	Constant	June 30,		%	Constant
	2016	2015	Change[2]	Currencies[2]	2016	2015	Change[2]	Currencies[2]
Revenues
United States	$55,323	$52,270	5.8%	5.8%	$109,791	$99,699	10.1%	10.1%
Europe	12,503	10,083	24.0%	26.3%	23,242	18,864	23.2%	27.1%
Japan	2,361	1,616	46.1%	29.4%	4,831	3,942	22.6%	13.5%
Total Revenue	$70,187	$63,969	9.7%	9.6%	$137,864	$122,505	12.5%	12.8%

2 Revenue growth for the three- and six-month periods ended June 30, 2016 has been recalculated to exclude revenue earned from our acquisition of Alphaform, and using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues
Domestic
United States	$51,852	$49,298	$102,419	$94,143
International
Europe	17,277	10,083	32,907	18,864
Japan	2,361	1,616	4,831	3,942
United States	3,471	2,972	7,372	5,556
Total international	23,109	14,671	45,110	28,362
Total revenue	$74,961	$63,969	$147,529	$122,505

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Unique product developers and engineers served	13,519	11,822	20,240	17,194

Note: the data above does not include product developers and engineers who purchased products attributable to our acquisition of Alphaform during the periods presented.